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The Pittston Company and Subsidiaries                                 Exhibit 11
Computation of Earnings Per Share
(In thousands, except per share amounts)


Fully Diluted Earnings Per Share (a):
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

                                                                                                  Years Ended December 31
                                                                                          1995              1994             1993
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Pittston Brink's Group:
Net Income                                                                           $  51,093            41,489           31,650
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Average common shares outstanding                                                       37,931            37,784           36,907
Incremental shares of stock options                                                        400               464              411
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Pro forma shares outstanding                                                            38,331            38,248           37,318
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Net income                                                                           $    1.33              1.08              .85
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Pittston Burlington Group:
Net income                                                                           $  32,855            38,356           15,476
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Average common shares outstanding                                                       18,966            18,892           18,454
Incremental shares of stock options                                                        200               232              206
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Pro forma shares outstanding                                                            19,166            19,124           18,660
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Net income                                                                           $    1.71              2.01              .83
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Pittston Minerals Group:
Net income (loss)                                                                    $  14,024           (52,948)         (32,980)
Preferred stock dividends                                                               (2,762)           (3,998)              --
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Net income (loss) attributable to common shares                                      $  11,262           (56,946)         (32,980)
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Average common shares outstanding                                                        7,786             7,594            7,381
Incremental shares of stock options (b)                                                     27                --               --
Convertible preferred stock (b)                                                          2,186                --               --
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Pro forma shares outstanding                                                             9,999             7,594            7,381
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Net income (loss) attributable to common shares                                      $    1.40             (7.50)           (4.47)
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(a) On January 18, 1996, the shareholders of The Pittston Company (the
"Company") approved the Brink's Stock Proposal, as described in the Company's proxy statement dated December 15, 1995, resulting in the modification, effective as of January 19, 1996, of the capital structure of the Company to include an additional class of common stock. The outstanding shares of Pittston
Services Group Common Stock ("Services Stock") have been redesignated as
Pittston Brink's Group Common Stock and one-half of one share of a new class of common stock identified as Pittston Burlington Group Common Stock has been distributed for each outstanding share of Services Stock. Accordingly, all common share, stock options and per share data prior to the redesignation has been restated to reflect the Company's new equity structure.

(b) For 1994 and 1993, the effect of stock options are excluded from the computations because they are antidilutive, whereby their inclusion results in a lower loss per common share. In addition, in 1994 the preferred stock conversion is also excluded since it is antidilutive.


Primary Earnings Per Share

Primary earnings per share can be computed from the information on the face of the Consolidated Statements of Operations.


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